UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Delta Apparel, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON FEBRUARY 10, 2022

On January 14, 2022, Delta Apparel, Inc. (the “Company”), issued the press release that follows, relating to a change in the location of the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held on February 10, 2022 at 8:30 a.m. Eastern Time. As described in the press release, the Annual Meeting will now be held at the Westin Poinsett Greenville located at 120 S. Main Street, Greenville, South Carolina 29601.

In addition, the Notice of Change in Location of the Annual Meeting of Shareholders following the press release supplements the Notice of Annual Meeting of Shareholders (the “Notice”) included with the Proxy Statement (the “Proxy Statement”) of the Company filed with the Securities and Exchange Commission (the “SEC”) and mailed or made available to the Company’s shareholders on December 17, 2021 in connection with the solicitation of proxies by the Company’s Board of Directors for use at the Annual Meeting.

These supplemental proxy materials are being filed with the SEC and made available to shareholders on or about January 14, 2022.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE NOTICE AND PROXY STATEMENT. ALL OF THE INFORMATION IN THE NOTICE AND PROXY STATEMENT CONTINUES TO APPLY EXCEPT AS AMENDED OR SUPPLEMENTED BY THIS SUPPLEMENT.

January 14, 2022

Delta Apparel, Inc. Changes Its 2022 Annual Shareholders Meeting Location

DULUTH, GA.--(BUSINESS WIRE)--Delta Apparel, Inc. (NYSE American: DLA), a leading provider of core activewear and lifestyle apparel products, announced today that the location of its upcoming Annual Meeting of Shareholders (the “Annual Meeting”) has been changed and will be held at the Westin Poinsett Greenville located at 120 S. Main Street, Greenville, South Carolina 29601. As previously announced, the Annual Meeting will be held on Thursday, February 10, 2022 at 8:30 a.m. Eastern Time.

About Delta Apparel, Inc.

Delta Apparel, Inc., along with its operating subsidiaries, DTG2Go, LLC, Salt Life, LLC, and M.J. Soffe, LLC, is a vertically-integrated, international apparel company that designs, manufactures, sources, and markets a diverse portfolio of core activewear and lifestyle apparel products under the primary brands of Salt Life®, Soffe®, and Delta. The Company is a market leader in the direct-to-garment digital print and fulfillment industry, bringing DTG2Go technology and innovation to the supply chain of its customers. The Company specializes in selling casual and athletic products through a variety of distribution channels and tiers, including outdoor and sporting goods retailers, independent and specialty stores, better department stores and mid-tier retailers, mass merchants and e-retailers, the U.S. military, and through its business-to-business e-commerce sites. The Company’s products are also made available direct-to-consumer on its websites at www.saltlife.com, www.soffe.com and www.deltaapparel.com as well as through its branded retail stores. The Company’s operations are located throughout the United States, Honduras, El Salvador, and Mexico, and it employs approximately 8,600 people worldwide. Additional information about the Company is available at www.deltaapparelinc.com.

Company Contact:

Simone Walsh, 864-232-5200 x6620

investor.relations@deltaapparel.com

Investor Relations and Media Contact:

ICR, Inc.

Investors:

Tom Filandro, 646-277-1235

Media:

Jessica Liddell, 203-682-8208

DLAPR@icrinc.com

NOTICE OF CHANGE OF LOCATION

OF THE ANNUAL MEETING OF SHAREHOLDERS OF

DELTA APPREL, INC.

TO BE HELD ON FEBRUARY 10, 2022

Dear Shareholders,

Notice is hereby given that the location of the 2022 Annual Meeting of Shareholders (the “Annual Meeting”) of Delta Apparel, Inc. (the “Company”) has been changed and will be held at the Westin Poinsett Greenville located at 120 S. Main Street, Greenville, South Carolina 29601 on Thursday, February 10, 2022 at 8:30 a.m. Eastern Time.

There is no change to the items of business to be addressed at the Annual Meeting, which are described in the proxy materials previously made available to the Company’s shareholders. As described in those proxy materials, the Board of Directors fixed the close of business on December 14, 2021 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof (the “Record Date”).

Whether or not you plan to attend the Annual Meeting, the Company urges you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors,

S. Lauren Satterfield

Deputy General Counsel & Corporate Secretary

January 14, 2022

Duluth, Georgia

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on February 10, 2022: The Delta Apparel, Inc. Notice of Annual Meeting of Shareholders and Proxy Statement and the Delta Apparel, Inc. Fiscal Year 2021 Annual Report are available at www.proxyvote.com.